Exhibit 10.36

STOCK PROGRAM
FOR NONEMPLOYEE DIRECTORS OF
XCEL ENERGY INC.

(As Amended and Restated Effective December 12, 2017)

ARTICLE I

PURPOSE, DEFINITIONS AND GENERAL PROVISIONS

1.1.    Purpose. The purposes of this Program are: (a) to enable a portion of the compensation of each Nonemployee Director of Xcel Energy Inc. to be tied to the performance of the common stock of the Company; and (b) to permit each such Nonemployee Director to defer receipt of all or a portion of his/her retainer, board or committee meeting fees.

The Company intends the Program to be compliant with Section 409A of the Internal Revenue Code and the regulations and other guidance issued thereunder. This Program is considered a “subplan” of the Xcel Energy Inc. 2015 Omnibus Incentive Plan (the “Plan”) as such term is used in the Plan, and a successor plan to the Stock Equivalent Plan for Non- Employee Directors of Xcel Energy Inc. (the “Predecessor Plan”). The terms and conditions of the Program shall be considered part of an Award Agreement under the Plan with respect to any Program Award to any Nonemployee Director. Except as otherwise provided, any capitalized term used herein shall have the same meaning as given the term by the Plan.

1.2.	Definitions.

(a)	"Award" for purposes of the Program shall mean a Deferral Award or an Equity Award.

(b)
"Award Date" shall mean with respect to an Equity Award, the Grant Date of such an Award as specified in or pursuant to an action by the Board, and shall mean with respect to a Deferral Award the date the Compensation subject to the Deferral Award would otherwise have been paid to the Nonemployee Director as specified in or pursuant to an action by the Board.

(c)
"Beneficiary" shall mean the last person or persons (including, without limitation, the trustees of any testamentary or inter vivos trust) designated in writing by a Participant, on a form approved by and filed with the Company, to receive payments under the Plan after the death of such Participant, or, in the absence of any such designation or in the event that such designated persons or person shall predecease such Participant, or shall not be in existence or shall otherwise be unable to receive such payments, the person or persons designated under such Participant's last will and testament or, in the absence of such designation, to the Participant's estate. Any Beneficiary designation may be changed from time to time by like notice similarly delivered.

(d)
"Compensation" shall mean payments of cash which a Nonemployee Director receives or is entitled to receive from the Company for services as a member of its Board. Such payments may include directors' retainers, including annual retainers and retainers for committee, chair or lead director service, board meeting fees and committee meeting fees, but shall exclude direct reimbursement of expenses.

(e)	"Deferral Award" shall mean an Award of Stock Equivalents made pursuant to a deferral election described in Section 1.4 hereof.

(f)	"Equity Award" shall mean an Award of Stock or Stock Equivalents made pursuant to an election described in Section 1.3 hereof.

(g)	“Effective Date” shall mean the date this Program as amended becomes effective, as provided in Section 3.9.

(h)	"Participant" shall mean any Nonemployee Director who receives an Award.

(i)	“Plan” shall mean the Xcel Energy Inc. 2015 Omnibus Incentive Plan, as from time to time amended and in effect.

(j)	"Program" shall mean this Stock Program for Non-Employee Directors of the Company, as from time to time amended and in effect.

(k)	"Stock Account" shall mean the bookkeeping account to which Stock Equivalent Awards are credited in the name of a Participant as described in Section 2.2 of this Program.

(l)	"Stock Equivalents" shall mean the units, representing a like number of Shares, that are credited to a Nonemployee Director's Stock Account under Article II of this Plan.

(m)	"Xcel Energy Stock" shall mean the common stock of the Company, par value $2.50 per share. Each share of Xcel Energy Stock is referred to as a “Share.”

1.3.    Equity Awards. Subject to Section 16.3 of the Plan, the Board may make Equity Awards to Participants from time to time in such amount and number as the Board shall determine in its sole discretion. If such an award is made by the Board, then a Participant may elect to receive the award in the form of Xcel Energy Stock, Stock Equivalents or some combination of the two. Prior to the beginning of a calendar year in which an Equity Award is to be granted, each Participant eligible to receive an Equity Award must elect what portion of such award will be granted to the Participant in shares of Xcel Energy Stock and what portion of such award will be granted to the Participant in Stock Equivalents. Notwithstanding the preceding sentence, in the case of an individual who becomes a Nonemployee Director after the first day of a calendar year, a deferral election must be made within 30 days of the date such individual becomes a Nonemployee Director, and shall be effective only as to any Equity Award received in connection with such director’s election to the board of directors, subject to such terms and conditions as may be further described herein. Such election shall be made on a form approved by and filed with the Company and shall continue in effect until the Nonemployee Director's “separation from service” (as the term is defined for purposes of Section 409A of the Code) as a member of the Board (a “Termination of Service”) or, if the Nonemployee Director provides the Company with earlier written notice to change the election, the end of the calendar year in which such written notice is received by the Company. In the absence of a deferral election, Equity Awards shall be paid as shares of common stock for any given year.

1.4.    Deferral Awards. In accordance with this Section, a Nonemployee Director may elect to receive Deferral Awards in lieu of all or a portion of his/her Compensation by filing with the Company an election in writing on a form approved by the Company. Unless the Committee specifies a greater amount, Deferral Awards shall be made in a dollar amount equal to the amount of Compensation the Nonemployee Director has elected to defer and shall be converted into Stock Equivalents and credited to a Participant's Stock Account as provided in Section 2.2. A deferral election with respect to Compensation for a calendar year must be made prior to the beginning of that calendar year. Notwithstanding the preceding sentence, in the case of an individual who becomes a Nonemployee Director after the first day of a calendar year, a deferral election must be made within 30 days of the date such individual becomes a Nonemployee Director, and shall be effective only as to Compensation for services performed after the date the election is made. A deferral election shall continue in effect until the Nonemployee Director's Termination of Service or, if the Nonemployee Director provides the Company with earlier written notice to discontinue or change the deferral election, the end of the calendar year in which such written notice is received by the Company. In the absence of a deferral election, the Compensation shall be paid in cash for any given year.
ARTICLE II
TREATMENT OF AWARDS
2.1    Stock Accounts. The Company shall establish on its books a Stock Account in the name of each Participant to reflect the Company's liability to each Participant who has received an Award of Stock Equivalents. To this Stock Account shall be credited each Deferral Award and the portion of an Equity Award granted in the form of Stock Equivalents, plus other items as described hereafter. A Participant's Stock Account may be divided into two or more subaccounts as the Board determines necessary or desirable for the administration of the Program. Payments to a Participant or Beneficiary upon settlement of Stock Equivalents following Termination of Service shall be debited to the Stock Account. In addition, debits and credits to the Stock Account shall be made in the manner provided hereafter. Despite the maintenance of such Stock Account for each Participant, the Company's obligation to make distributions under the Program shall be made from the Company's general assets and property. The Company may, in its sole discretion, establish a separate fund or account to make payment to a Participant or Beneficiary hereunder. Whether the Company, in its sole discretion, does establish such a fund or account, no Participant or Beneficiary or any person shall have, under any circumstances, any interest whatever in any particular property or assets of the Company by virtue of this Program or of the Plan.

2.2	Crediting of Awards.

(a)An Award in the form of Stock Equivalents (whether from a Deferral Award or the portion of an Equity Award granted in the form of Stock Equivalents) shall be credited to a Participant's Stock Account as of the applicable Award Date. If such an Award is originally expressed in dollars, it shall be converted into a number of Stock Equivalents by dividing the dollar amount of such Award by the Fair Market Value of a Share on the applicable Award Date, calculated to three decimal places. The resulting number of Stock Equivalents shall be credited to the Participant's Stock Account as of the applicable Award Date.

(b)The Shares subject to the portion of an Equity Award granted in the form of Xcel Energy Stock shall be issued to a Participant as soon as administratively practicable following the applicable Award Date. Delivery of the Shares may occur by electronic delivery of such

Shares to a brokerage account designated by the Participant, or book-entry registration of such Shares in the Participant’s name with the Company’s transfer agent.

2.3	Crediting of Dividend Equivalents/Capitalization Adjustments.

(a)    On each date on which a dividend in cash or property (other than a stock dividend) is distributed by the Company on issued and outstanding Shares, the Stock Account of a Participant shall be credited, subject to Section 2.3(b), with additional Stock Equivalents as follows: (i) the dollar amount of the fair market value of the cash or property so distributed per issued and outstanding Share shall be multiplied by the number of Stock Equivalents (including fractions) in the Participant's Stock Account on the record date for such distribution; (ii) this dollar amount shall then be converted into Stock Equivalents equal to the number of Shares, calculated to three decimal places, that could be purchased on the payment date for such distribution by dividing such dollar amount by a price per share equal to the Fair Market Value on such payment date.

(b)    If an equity restructuring (within the meaning of FASB Topic 718) affecting the Shares such as stock split or stock dividend occurs, the Board shall, in accordance with Section 4.4 of the Plan, appropriately adjust the number of Stock Equivalents in each Participant’s Stock Account to prevent dilution or enlargement of Participants’ rights under the Program. The Board may make similar adjustments in connection with other changes in the Company’s corporate capitalization as provided in Section 4.4 of the Plan.

2.4    Change in Ownership. If the Company shall be a party or subject to any consolidation, merger, share exchange or other transaction which, in any case, constitutes either a “change in the ownership” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code (a “Change in Ownership”), then in connection with such transaction either (i) the acquiring, surviving or successor corporation (or its direct or indirect parent corporation) shall continue the Program in accordance with Section 22.21 of the Plan and the Stock Equivalents in each Participant's Stock Account on the day immediately preceding the effective date of such transaction shall be converted into an appropriate number of stock equivalents of such other entity, or (ii) the Board shall terminate the Program and the entire remaining balance in each Participant's Stock Account shall be paid in a single distribution to the Participant in Shares, cash or a combination of both within the time periods permitted by and otherwise in accordance with the requirements of Section 409A of the Code. For purposes of any cash payment made pursuant to this Section 2.4, the value of a Stock Equivalent shall be computed as the greater of (a) the Fair Market Value on or nearest the date on which the Change in Ownership is deemed to occur, or (b) the highest per Share amount actually paid in connection with the Change in Control.

2.5	Time of Payment of Awards.

(a)Except as provided in Section 2.7, any Awards involving the grant of Stock Equivalents shall not be payable to a Participant prior to the Participant's Termination of Service.

(b)Upon a Termination of Service, except as provided in subsection (c) below, the balance of a Participant's Stock Account shall be paid in the manner selected by the Participant, which may either be in the form of a lump sum or in substantially equal annual installments payable over a period that may range between 2 and 10 years. Such lump sum payment shall be made, or such installment payments shall commence, between January 1st and March 31st of the year following Termination of Service, with subsequent installment payments made during the same time period each year. The number of Shares and cash in lieu of any fractional Stock Equivalent to be distributed shall be calculated as set forth in Section 2.6. A Participant may only make one distribution election, and once made, such election shall be irrevocable. Any distribution election must be made at the earlier of (i) the time the Participant makes his or her initial deferral election under section 1.4, or (ii) prior to the beginning of the calendar year for which the Participant first receives an Equity Award denominated in Stock Equivalents. The distribution election must be made in writing on a form approved by the Company.

(c)Notwithstanding any election made by a Participant, in the event of a Participant's death prior to payment in full of a Participant's Stock Account, the entire remaining balance in the Participant's Stock Account shall be paid in a single distribution to the Participant's Beneficiary within 90 days after the Participant’s death (and in no event shall the Beneficiary directly or indirectly be permitted to designate the year of payment).

2.6    Form of Payment. Except as otherwise provided in the Program, Awards shall be payable to a Participant only as a distribution of whole Shares equal to the number of whole Stock Equivalents credited to the Participant's Stock Account to be distributed, and cash for any fractional Stock Equivalent to be distributed. In converting a fractional Stock Equivalent in a Participant's Stock Account into cash for payment purposes, such conversion shall be based on the Fair Market Value of a Share on the distribution date.

2.7    Acceleration of Payments. In the event of a Participant's Disability, the Board shall accelerate the payment of such Participant's Stock Account balance in a lump sum to such Participant within 90 days following the Participant’s Disability.

ARTICLE III
OTHER PROVISIONS
3.1    Amendment or Termination. The Board may amend or terminate this Program at any time; provided, however, that no amendment or termination shall adversely affect any prior Awards or rights under this Program. Any termination of this Program shall comply in all respects to the requirements of Section 409A of the Code and the regulations issued thereunder to the extent applicable.

3.2    Expenses. The expenses of administering the Program shall be borne by the Company, and shall not be charged against any Participant's Awards.

3.3    No Trust. No action by the Company or the Board under this Program shall be construed as creating a trust, escrow or other secured or segregated fund or other fiduciary relationship of any kind in favor of any Participant, Beneficiary, or any other persons otherwise entitled to Awards. The status of the Participant and Beneficiary with respect to any liabilities assumed by the Company hereunder shall be solely those of unsecured creditors of the Company. Any asset acquired or held by the Company in connection with liabilities assumed by it hereunder, shall not be deemed to be held under any trust, escrow or other secured or segregated fund or other fiduciary relationship of any kind for the benefit of the Participant or Beneficiary or to be security for the performance of the obligations of the Company, but shall be, and remain, a general, unpledged, unrestricted asset of the Company at all times subject to the claims of general creditors of the Company.

3.4.    No Impact on Directorship. This Program shall not be construed to confer any right on the part of a Participant to be or remain a Director or to receive any, or any particular rate of, Compensation.

3.5.    Administration. The Board shall administer this Program in accordance with Article 3 of the Plan.

3.6.    Shareholder Rights. A Participant shall not be deemed for any purpose to be or have rights as a shareholder of the Company as a result of the crediting of Stock Equivalents to the Participant’s Stock Account, until and unless the Participant becomes the record holder of the underlying Shares as provided in Section 20.3 of the Plan.

3.7.    Securities Laws. Distribution of Shares to a Participant upon distribution of his/her Stock Account shall be subject to compliance with applicable laws and stock exchange rules as provided in Article 22 of the Plan.

3.8    Relationship to the Plan. This Program has been adopted pursuant to the Plan, and the Program and all Awards hereunder are subject to the terms of the Plan. If there is any conflict or inconsistency between the terms of the Program and the terms of the Plan, the terms of the Plan shall control.

3.9    Effective Date. This Program was originally effective as of May 20, 2015 upon approval of the Plan by the shareholders of the Company at the 2015 annual meeting of shareholders of the Company, and amended with such amendment effective as of December 12, 2017.